EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report on Form 10-Q of Electro Scientific Industries, Inc. (the “Company”) for the quarterly period ended September 2, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nicholas Konidaris, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Nicholas Konidaris
Nicholas Konidaris
President and Chief Executive Officer
Dated: September 28, 2006

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to Electro Scientific Industries, Inc. and will be retained by Electro Scientific Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.